Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1/A of American Midstream Partners, LP (Predecessor) of our report dated March 30, 2011 relating to the financial statements of American Midstream Partners, LP (Predecessor) which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 12, 2011